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                                                                       EXHIBIT 8


                    [WILMER, CUTLER & PICKERING LETTERHEAD]





                                October 7, 1997



NHP Incorporated
Suite 400
8065 Leesburg Pike
Vienna, VA 22182-2738

Ladies and Gentlemen:

         We have acted as tax counsel to NHP Incorporated ("NHP") in connection with the preparation and filing with the Securities and Exch ange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, for the registration of Securities, which are described in the Information Statement/Prospectus that forms a part of the Registration Statement (the "Information Statement"). All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Information Statement.

         We have examined copies of the following documents: (1) the Registration Statement, including the Information Statement; (2) the Rights Agreement; (3) the Merger Agreement; and (4) such other documents as we have deemed relevant for purposes of the opinion set forth herein.

         In our examination of such documents, we have assumed, without independent inquiry, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of any such copies, and the legal capacity of all
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NHP Incorporated
October 7, 1997
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natural persons.  We have also assumed that all NHP Stockholders hold their NHP
Common Stock as a capital asset and the opinion does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, insurance companies, persons holding the Company Common Stock as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the U.S. dollar, foreign investors, and certain U.S. expatriates.

         Based on and subject to the foregoing, it is our opinion that:

         Effect of the Rights Distribution and Maturity of the Rights on NHP

         (1) NHP will recognize gain for federal income tax purposes as a result of the Rights Distribution combined with the later maturity of the Rights.

         (2) The amount of gain recognized by NHP will be the excess of the fair market value of the Company Common Stock over NHP's tax basis in the Company Common Stock.

         (3)     The gain recognized by NHP will be capital gain.

         Effect of the Rights Distribution and Maturity of the Rights on NHP Stockholders

         (4) Although the matter is not free from doubt, the Rights Distribution should be treated as a taxable event for federal income tax purposes on the Rights Distribution Date.

         Assuming the Rights Distribution is treated as a taxable event on the Rights Distribution Date:

         (5) The Rights Distribution will be a dividend to the extent of the current and accumulated earnings and profits of NHP.

         (6) The portion of the Rights Distribution in excess of the amount treated as a dividend will be treated as a tax free return of basis to the extent of an NHP Stockholder's basis in NHP Common Stock and as capital gain to the extent such portion exceeds the NHP Stockholder's basis in NHP Common Stock.

         (7) An NHP Stockholder's basis in NHP Common Stock will be reduced (but not below zero) by the portion of the Rights Distribution in excess of the amount treated as a dividend.

         (8) An NHP Stockholder will have basis in the Rights equal to the amount of the Rights Distribution to such stockholder.
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NHP Incorporated
October 7, 1997
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         (9)     The maturity of the Rights will not be taxable event.

         (10) An NHP Stockholder will have basis in the Company Common Stock equal to such stockholder's basis in the Rights prior to the maturity of the Rights.

         The foregoing opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions, and administrative determinations as currently in effect, all of which are subject to change, prospectively or retroactively, at any time. We undertake no obligation to update or supplement this opinion to reflect any changes in laws that may occur after the date hereof.

         This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the headings "Federal Income Tax Consequences of the Rights Distribution and the Maturity of the Rights" and "Legal Matters" in the Information Statement.

                                              Very Truly Yours,

                                              WILMER, CUTLER & PICKERING


                                     By:      /s/ WILLIAM J. WILKINS
                                              ---------------------------------
                                              William J. Wilkins
                                              A Partner